UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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FOR IMMEDIATE RELEASE

Norfolk Southern’s strategy and team continues to be praised by customers and industry associations

Key partners voice unwavering support for Norfolk Southern’s management team and balanced strategy

ATLANTA, May 7, 2024 – Norfolk Southern Corporation (NYSE: NSC) Tuesday highlighted additional support from key customers and industry associations – including Hub Group, Inc., American Short Line & Regional Railroad Association, CONSOL Energy Inc., and others. Their strong backing underscores the company’s balanced strategy, driven by the decisive leadership of CEO Alan Shaw and guided by the Norfolk Southern board, is the best path to drive long-term value for shareholders and deliver reliable, resilient service.1

“Hub Group continues to value its long-term partnership with Norfolk Southern that allows us collectively to deliver a cost-effective, environmentally sensitive intermodal service offering to shippers throughout the eastern United States. The commitment that you and your management team have made to maintaining consistently strong service levels is critical to our mutual success in converting over-the-road shipments to rail which is leading to significant growth. We appreciate that a sustained dedication to maintaining strong service levels is a key element of your strategic plan…We support you and your management team in the ongoing execution of your strategy.”

- Phillip Yeager, President, CEO, and Vice Chairman

Hub Group, Inc.

“As a group we are focused on fostering long-term volume and revenue growth for the rail industry. To that end, we support strategies from our Class I partners, including the current Norfolk Southern strategy, dedicated to these same goals. We believe growth is most effectively achieved through a commitment to providing operating resilience and consistent customer service, and to do so over a full business cycle.”

- Chuck Baker, President & CEO

American Short Line & Regional Railroad Association

“Arrowhead (now part of Waste Connections) has been [a] customer since 2019. During that time our annual freight volumes have increased thirty-fold, and we are looking to doubling that in the next twelve months. [The Norfolk Southern] team – from the CEO down to the local operating folks – have been extremely helpful and supportive these past five years. A large part of our success has come from their team and our partnership. Although we would never presume to tell your shareholders how to vote, and we will always remain a good NS customer, they should be aware that we would be concerned if the existing operating and marketing support changed.”

- Bill Gay, Division Vice President

Arrowhead Environmental Partners/Waste Connections

[1]	Permission to use quotations was neither sought nor obtained.

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“As one of the key logistics partners, I want to express my confidence and support for Norfolk Southern’s current management team headed by Alan Shaw. CONSOL has been a beneficiary of some of the operational and safety improvements made by Alan. This has allowed us to grow our export business and benefitted thousands of direct and indirect workers in Southwest PA, WV, and MD.”

- Jimmy Brock, Chairman and CEO

CONSOL Energy Inc.

“HC Minerals (formerly Hi-Crush) unequivocally supports Alan Shaw and the rest of the NS management team, as well as the NS strategy.”

- Will Barker, General Counsel and Chief Commercial Officer

HC Minerals

“Norfolk Southern has made significant service improvements following the implementation of their new operating strategy. Consistent and rateable manifest service is critical to the success of our processing business. It allows us to meet our customers’ needs and supports our growth initiatives. We support NS’s strategic vision for service improvements while maintaining a customer centric approach.”

- Gordon Russell, Executive Vice President

Louis Dreyfus Company

“The ‘new’ focus on smart expansion opportunities was truly refreshing and had been lost since 2008-2010. Since Covid – all departments have been focused on ‘the customer’ which is critical to success in any business. While I have never personally dealt with Mr. Shaw, I know that I can see and feel a very positive change that has been evident to me over the last few years. I truly did not think that a CEO or COO could impact the overall organization the size of NS – but the last 3 or so years something has changed. From what my NS contacts tell me, it comes down from the top. So based on this feedback, Mr. Shaw must be having this positive effect on the performance and attitude of the organization. – I have been a witness to it.”

- Von Friesen, Principal

Strategic Transload Services, LLC

“One Earth Energy, LLC has been a customer of Norfolk Southern railroad for 15 years, prior to that, I was General Manager from 1990 to 2007 with Alliance Grain Co…Norfolk Southern’s enhanced service has enabled us at One Earth Energy to expand our rail business and invest in additional track space to accommodate our growth in production capacity along with rail shipments. I have full confidence in Alan Shaw and the entire management team of Norfolk Southern. Our Board of Directors believes Alan and his team have our best interest in mind and their approach will yield positive outcomes for both Norfolk Southern and customers like One Earth Energy. On behalf of my Board and myself we look forward to continuing [this] mutually beneficial relationship into the future.”

- Steven Kelly, President & CEO

One Earth Energy, LLC

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Your Vote is Important

Norfolk Southern believes all of its 13 nominees are uniquely qualified to oversee the company’s strategy, drive long-term shareholder value, and hold management accountable. Norfolk Southern strongly urges shareholders to protect their investment from Ancora’s outdated, destructive agenda by VOTING the WHITE proxy card FOR ONLY Norfolk Southern’s 13 nominees TODAY.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the company’s WHITE proxy card. Only your latest-dated vote will count!

To learn more, visit VoteNorfolkSouthern.com.

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,”

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“predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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